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                                                            EXHIBIT (p)

                Please do not remove label   For office use only ________

[Logo] Stein Roe Mutual Funds
Building Wealth for Generations [service mark]

MUTUAL FUND APPLICATION

Mail to:
STEIN ROE MUTUAL FUNDS
P.O. Box 8900
Boston, MA  02205-8900

This application is for:
[ ] New account
[ ] Change to current account (see Section 13)
    _________________________
    Account number

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If you have questions, please call us toll-free.
Monday - Friday--7 a.m. to 8 p.m. (CST)
Saturday & Sunday--8 a.m. to 2 p.m. (CST)
800-338-2550
http://www.steinroe.com
Liberty Securities Corporation, Distributor
Member SIPC

Stein Roe Mutual Funds, P.O. Box 8900, Boston, MA 02205-8900 800-338-2550
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1.  ACCOUNT REGISTRATION
Please check one of the boxes below to indicate the type of account and complete the related information.

[ ] INDIVIDUAL OR [ ] JOINT* ACCOUNT
______________________________________________
Owner's name (First, middle initial, last)
_______________________________________________
Joint owner's name (First, middle initial, last)
____________________________________________________________________
Owner's Social Security number  Joint owner's Social Security number

__________________________________________________________
Owner's citizenship              Joint owner's citizenship

*Joint tenants with right of survivorship, unless indicated otherwise.

[ ] UNIFORM GIFTS (TRANSFERS) TO MINORS ACCOUNT (UGMA/UTMA)
_________________________________________ as custodian for:
Name of one custodian only
_________________________________________ under the
Name of one minor only
__________________ Uniform Gifts (Transfers) to Minors Act.
State of residence
_____________________________________________________
Minor's Social Security number     Minor's birthdate

[ ] ORGANIZATION OR OTHER ACCOUNT
Please complete and return the Certificate of Authorization on the last page of the prospectus.
_______________________________________________
Name of corporation, partnership, estate, etc.
_________________________________________
Tax identification number

[ ] TRUST OR RETIREMENT ACCOUNT
For a Stein Roe IRA, please call us for a separate application.
_________________________________________
Name of trustee(s)
_________________________________________
_________________________________________
Name of trust
____________________________________________________
Date of trust      Trust's tax identification number
_________________________________________
Trust beneficiary(ies)
_________________________________________
Trust beneficiary(ies)


2.  ADDRESS
_________________________________________
Street Address or P.O. box
_________________________________________
_________________________________________
City                 State      Zip code
_________________________________________
Daytime telephone      Evening Telephone

[ ] CONSOLIDATED QUARTERLY STATEMENTS
Check the box above if you would like to link your new Stein Roe account to an existing Stein Roe account--even if the existing account is registered to another member in your household. Linking your accounts allows us to consolidate your Stein Roe accounts on one quarterly statement. Please provide the existing Stein Roe account number below. Statements will be sent to the address on the existing account.

________________________________________________
Existing account number


3.  FUND SELECTION
Fill in the amount you would like to invest in each of the funds below. The initial minimum is $2,500; for custodial accounts (UGMAs), the minimum is $1,000. When an Automatic Investment Plan in Section 6 is established, Stein Roe reduces the minimum initial investment to $1,000 for each new account ($500 for UGMAs and $100 for Young Investor Fund). If you do not specify a fund, your investment will be in Stein Roe Cash Reserves Fund, a money market fund.

MONEY MARKET FUNDS
  Cash Reserves Fund (036)         $_____

TAX-EXEMPT FUNDS
  Municipal Money Market Fund (030) _____
  Intermediate Municipals Fund (008)_____
  Managed Municipals Fund (037)     _____
  High-Yield Municipals Fund (028)  _____

BOND FUNDS
  Intermediate Bond Fund (035)      _____
  Income Fund (009)                 _____
  High Yield Fund (015)             _____

GROWTH AND INCOME FUNDS
  Balanced Fund (031)               _____
  Growth & Income Fund (011)        _____

GROWTH FUNDS
  Growth Stock Fund (032)           CLOSED*
  Young Investor Fund (014)         _____
  Special Fund (034)                _____
  Growth Opportunities Fund (020)   _____
  Special Venture Fund (016)        _____
  Capital Opportunities (033)       _____
  International Fund (012)          _____
  Emerging Markets Fund (018)**     _____

*This Fund is closed to new investors. You must be a current shareholder in any Stein Roe Fund to open an additional account in your name. To verify your status as a current shareholder, please provide account number with new investment amount below.
______________________________________________________________________
Current Stein Roe Fund account number     New Growth Stock Fund
                                          investment amount

**To discourage short-term trading, there is a 1 percent redemption fee imposed on the sale of shares held for less than 90 days.


4.  INVESTMENT METHOD
Check one box below.  (Money orders and cashier's checks not accepted.)

[ ] BY CHECK:  Payable to Stein Roe Mutual Funds

[ ] BY EXCHANGE FROM:
Your account must be registered identically to invest by exchange.
______________________________
Fund name
___________________________      ____________________________
Account number                   Number of shares or $ amount

[ ]  BY WIRE:  Call us for instructions at 800-338-2550


5.  TELEPHONE AND ONLINE REDEMPTION OPTIONS

A. Telephone/Online Redemption Options. You can redeem shares by telephone or online two ways: with Telephone/Online Redemption, a check is mailed to your address of record; with Telephone/Online Exchange, redemption proceeds are used to purchase shares in another Stein Roe Fund. Most shareholders prefer these conveniences. They apply unless you check the boxes below.

I DO NOT WANT:
     [ ] Telephone Redemption     [ ] Online Redemption
     [ ] Telephone Exchange       [ ] Online Exchange

B. ACH Redemption Option. Check either or both boxes if you wish to be able to redeem shares at any time by telephone or online and have the proceeds sent to your bank account designated in Section 8. ($50 minimum; $100,000 maximum.)
     [ ] ACH Telephone Redemption
     [ ] ACH Online Redemption

C. Telephone Redemption by Wire. Check the box below if you wish to redeem shares at any time and wire the proceeds to your bank account designated in Section 8. ($1,000 minimum for all funds; $100,000 maximum
for all funds except money market funds.)    [ ]

If you decide to add these options at a later date, you will be required to obtain a signature guarantee.


6.  AUTOMATIC INVESTMENT PLAN
    Please allow 3 weeks to establish this option.
[ ] A. Regular Investments. This option allows you to make scheduled investments into your accounts(s) directly from your bank account by electronic transfer. When this option is established, Stein Roe reduces the minimum initial investment to $1,000 for each new account ($500 for UGMAs and $100 for Young Investor Fund).
        Please remember to include a check for the appropriate minimum and also complete Section 8.
_________________________________________________________________________
Fund name      Account number or ("new")     Amount (minimum $50 monthly)
_________________________________________________________________________
Fund name      Account number or ("new")     Amount (minimum $50 monthly)

I authorize Stein Roe Mutual Funds to draw on my bank account to purchase shares for the account(s) listed above. Check one period below to indicate the frequency of your automatic investments.

[ ] Monthly   [ ] Quarterly   [ ] Every 6 months  [ ] Annually

Check one box below to indicate which day of the month your investment should be made:

     [ ] 5th    or    [ ] 20th day of the month

Please begin: [ ] Immediately or [ ] _______ (specify month)

[ ] B. Special Investments. You can also make subsequent purchases by telephone or online and pay for them by electronic transfer from your bank account on request. Check the box above for this option, which saves you the trouble and expense of arranging for a wire transfer or writing a check. Please also complete Section 8. ($50 minimum; $100,000 maximum).


7.  DISTRIBUTION OPTIONS
We will automatically reinvest all distributions for you. If you want this option, you do not need to fill out this section. Please check below only if you prefer that your distributions be: invested in shares of another Stein Roe Fund with the same account registration (a $1,000 minimum applies to the account in which you are investing); deposited into your bank account; or sent by check to your registered address.
                                            Dividends     Capital Gains
                                               (check one or both)
[ ] A.  Distribution Purchase                   [ ]            [ ]

        Invest into _______________  __________________________
                    Fund name        Account number (or "new")

        from: _____________________  ___________________________
                    Fund name        Account number (or "new")

[ ] B.  Automatic deposit direct to your bank  [ ]            [ ]
        account. Please also complete Section 8.

[ ] C.  Send check to registered address       [ ]            [ ]


8.  BANK INFORMATION
Complete this section if you have selected options from Sections 5B, 5C, 6A, 6B, or 7B. You must use the same bank account for these options.

[ ] checking   [ ] savings
________________________________________________________________
Name of bank
________________________________________________________________
Street address of bank
________________________________________________________________
City                         State              Zip code
________________________________________________________________
Name(s) on bank account
______________________________  ________________________________
Bank account number             ACH Routing number (see diagram below)

Attach voided check here.
------------------------------------------------------
Joe Investor                                    0000
123 Main Street                          ______ 19__
Anytown, USA 12345

Pay to the
order of ________________________________   $_________

______________________________________________ Dollars

Anytown Bank USA

Memo ____________       ______________________________

1  000 000000   00 0000000000
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ACH ROUTING NUMBER               YOUR ACCOUNT NUMBER
A unique nine-digit number       Unique to your account at
that allows for the electronic   your financial institution
transfer of funds and identi-
fies your financial institution
within the Automatic Clearing
House Network.


9.  AUTOMATIC EXCHANGE PLAN
With this option you can authorize Stein Roe to regularly exchange shares from one existing Stein Roe Fund account to another with the same account registration. A $1,000 minimum applies to each new account.
________________________________________________________________
Redeem shares from (Fund name)    Account number
________________________________________________________________
Amount ($50 minimum)
________________________________________________________________
Purchase shares from (Fund name)  Account number

Check one box below to indicate frequency of exchange and fill in dates between the 1st and 28th of the month:

[ ] Twice monthly on the ___ and ___ beginning ______ (Specify month)
[ ] Monthly on the ______ beginning __________ (Specify month)
[ ] Quarterly on the ______ of _______________ (List four months)
[ ] Twice yearly on the _____ of _____________ (List two months)
[ ] Annually on the _____ of _________________ (Specify month)


10.  MONEY MARKET FUND OPTIONS
[ ]  FREE CHECK WRITING
Available for Cash Reserves Fund and Municipal Money Market Fund only.

Check the above box and complete the signature card below if you wish to write checks ($50 minimum) on your money market fund account
Please also complete Section 12.

PLEASE DO NOT DETACH
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Bank of Boston Check Writing Signature Card (for money market funds only)

Select Fund:[ ]  Cash Reserves Fund   [ ] Municipal Money Market Fund

Account name(s) as registered: ____________________________

By signing this card, I authorize Bank of Boston to honor any check drawn by me on an account with the bank and to redeem and pay to bank shares in my Fund account having a redemption price equal to the amount of such check. I agree to be subject to the rules governing the Check Writing Redemption option as in effect from time to time.

Signature (sign as you will on checks)    Signature guarantee*
_____________________________________    ________________________________
_____________________________________    ________________________________

Number of signatures on each check*:  __________

*Required if you are adding these options to an existing account; or if you are requesting check writing for a Trust, Corporation or other Organization account, guarantee required for any person signing these cards who has not signed in Section 12. Otherwise a signature guarantee is not required.
 If left blank, only one signature is required for joint tenant accounts, but all signatures are required for all other types of accounts.

For office use only: Account no. _________________  Date: ______________

You are subject to Fund and bank rules pertaining to checking accounts under the privilege as in effect from time to time. For a joint tenancy account with rights of survivorship, each owner appoints each other owner as attorney-in-fact with power to authorize redemptions on his behalf by signing checks under the privilege unless the reverse side indicates all owners must sign checks.

You agree to hold Fund and its transfer agent free from any liability resulting from payment of any forged, altered, lost or stolen check unless you notify Fund and bank of such misappropriation no later than 14 days after the earliest of the date on which you (a) discover the misappropriation or (b) receive a copy of the check cancelled by bank. A copy of a cancelled check paid during a calendar month is deemed received 6 days after posting in the U.S. mail to your registered address with Fund unless you notify Fund of non-receipt by certified mail within 20 days after the close of such month.

You agree to hold Fund and its transfer agent free from any liability for any other check misappropriated by the same wrongdoer and paid from proceeds of a redemption made in good faith on or after the date you notify Fund of the first misappropriated check.
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11. TERMS AND CONDITIONS OF SERVICES
Please read carefully before signing in Section 12. By electing an automatic service, you agree to the following terms and conditions and those stated in the Fund prospectus as in effect from time to time.

*By signing this application, you agree that any privilege you elect may be restricted or terminated at any time without notice to you. Your termination of a privilege will be effective no later than five business days after the Fund(s) or its transfer agent receives 1) your request;
 2) notice and proof of your death, or if a trust, termination thereof; or 3) the closing of an affected Fund or bank account.

*All privileges except Automatic Dividend Deposit, Dividend Purchase
 Option, Automatic Investment Plan, Money Market Fund Check Writing, Automatic Exchange, Automatic Redemption Plan and Telephone Redemption by Wire will be transferred automatically to any new account you open in any other Fund offering the privileges into which a telephone or written exchange is made.

*You authorize the Fund(s) and its transfer agent to initiate any and all credit or debit entries (and reversals thereof) to effect electronic transfers under any privilege and redeem shares of any Fund(s) you own equal to the amount of any loss incurred by any of them in effecting any electronic transfer and retain the proceeds.

*To discourage short-term trading, there is a 1 percent redemption fee imposed on the sale of Emerging Markets Fund shares held for less than 90 days.


12.  SIGNATURE(S)
By signing this form, I certify that:
*I have received the current Fund prospectus and have read the Terms and
 Conditions of Services in Section 11 and agree to be bound by their terms as governed by Illinois law. I have full authority and legal capacity to purchase Fund shares and establish and use any related privileges.
*By signing below, I certify under penalties or perjury that:
  -All information and certifications on this application are true and correct, including the Social Security or other tax identification number (TIN) in Section 1.
  -If I have not provided a TIN, I have not been issued a number but have applied (or will apply) for one and understand that if I do not provide the Fund(s) a TIN within 60 days, the Fund(s) will withhold
   31 percent from all my dividend, capital gain and redemption payments until I provide one.
  -Check one of the following only if applicable:
[ ] The IRS has informed me I am subject to backup withholding as a result of a failure to report all interest or dividend income.
[ ] I am a trust or organization that qualifies for the IRS backup withholding exemption.
*Unless I have declined the Telephone Redemption, Telephone Exchange,
 Online Redemption and Online Exchange privileges in Section 5A, I have authorized the Fund and its agents to act upon instructions received by telephone to redeem my shares of the Fund or to exchange them for shares of another Stein Roe Fund, and I agree that, subject to the Funds employing reasonable procedures to confirm that such telephone or online instructions are genuine, neither the Fund, nor any of its agents will be liable for any loss, injury, damage, or expense as a result of acting upon, and will not be responsible for the authenticity of, any telephone instructions, and will hold the Fund and its agents harmless from any loss, claims or liability arising from its or their compliance with
 these instructions.  Accordingly, I understand   that I will bear any
 risk of loss resulting from unauthorized instructions.
*THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY
 PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

Sign below exactly as your name(s) appears in Section 1.

x________________________________________________________________
Signature                                          Date
________________________________________________________________
Title (if owner is an organization)
x________________________________________________________________
joint owner's signature                            Date
________________________________________________________________
Title (if owner is an organization)


13.  SIGNATURE GUARANTEE (IF REQUIRED)
A signature guarantee is not required if you are establishing a new account. For existing accounts, a signature guarantee is required if you are adding or making changes to options listed in Sections 5, 6, 7B, 8 or 10. We are unable to accept notarizations.

Signature(s) guaranteed by:
________________________________________________________________
Name of institution
________________________________________________________________
Name of authorized officer
________________________________________________________________
Signature of authorized officer

Guarantor's stamp:


APP10/97